EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-210500) relating to the Amended and Restated 1998 Stock Incentive Plan and Amended and Restated Non-Employee Director Stock Incentive Plan of Tejon Ranch Co.,
(2)	Registration Statement (Form S-8 No. 333-152804) relating to the Amended and Restated 1998 Stock Incentive Plan of Tejon Ranch Co.,
(3)	Registration Statement (Form S-8 No. 333-68869) relating to the 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan of Tejon Ranch Co.,
(4)	Registration Statement (Form S-8 No. 333-70128) relating to the 1998 Stock Incentive Plan of Tejon Ranch Co.,
(5)	Registration Statement (Form S-8 No. 333-113887) relating to the Tejon Ranch Nonqualified Deferred Compensation Plan of Tejon Ranch Co., and
(6)	Registration Statement (Form S-3 No. 333-264642) of Tejon Ranch Co.
of our reports dated March 8, 2023, relating to the financial statements of Tejon Ranch Co. and subsidiaries and the effectiveness Tejon Ranch Co. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 8, 2023